Westwood Holdings Group, Inc. Reports Second Quarter 2015 Results

Total Assets Under Management Increase to Record $23.1 Billion

Dallas, TX, July 29, 2015 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported second quarter 2015 revenues of $37.3 million, a $6.4 million, or 21%, increase compared to revenues of $30.9 million in the second quarter of 2014, with $2.7 million of the increase attributable to the Woodway acquisition. Second quarter 2015 net income increased 14% to $9.8 million compared to net income of $8.6 million for the same period of the prior year. Diluted earnings per share (“Diluted EPS”) was $1.23, 10% higher than Diluted EPS of $1.12 for the second quarter of 2014.

Second quarter 2015 non-GAAP Economic Earnings of $14.4 million were 23% higher than the $11.7 million recorded in the second quarter of 2014. Non-GAAP Economic Earnings per share of $1.80 increased 18% from $1.52 in the second quarter of 2014.

Highlights related to our second quarter 2015 results include:

▪	Revenues increased 21% to $37.3 million compared to the same period last year.

▪	Total Assets under Management (“AUM”) increased to a record $23.1 billion.

▪	Following the acquisition of Woodway Financial Advisors on April 1, our Private Wealth business represents approximately 25% of Westwood's total AUM.

▪	We launched three new mutual funds during the quarter bringing the mutual funds we now offer to a total of 15.

Brian Casey, Westwood’s President & CEO, commented, “We have experienced an exciting twelve months, with AUM reaching record levels, tremendous growth in our Emerging Markets and Income Opportunity strategies and the addition of our Global Convertibles team. In addition, we are very pleased to have closed our previously-announced acquisition of Woodway Financial Advisors, which enables us to partner with talented individuals in the growing Houston market while expanding our footprint in the private wealth arena. Finally, we launched three new U.S. mutual funds during the quarter, and our third UCITS sub-fund was seeded by a Canadian institutional investor. All of this demonstrates our commitment to growing our U.S. institutional, private wealth and retail business, as well as our non-U.S. activities.”

Westwood’s Board of Directors declared a quarterly cash dividend of $0.50 per common share, payable on October 1, 2015 to stockholders of record on September 11, 2015. At quarter end, Westwood had $69 million in cash and investments, stockholders’ equity of $124 million, and no debt.

Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss second quarter 2015 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (domestic and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through August 5, 2015 by dialing 855-859-2056 (domestic and Canada) or 404-537-3406 (international) and then entering the passcode 77061168.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. With $23.1 billion in assets under management (as of June 30, 2015), the firm offers a range of investment strategies including U.S. equities, Master Limited Partnerships (MLPs), Multi-Asset, Global and Emerging Markets equities, and Global Convertible securities portfolios. Access to these strategies is available through separate accounts, commingled funds, the Westwood Funds® family of mutual funds, and UCITS funds. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Toronto, Boston, Omaha and Houston.

For more information on Westwood, please visit www.westwoodgroup.com.

For more information on the Westwood Funds®, please visit www.westwoodfunds.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: regulations adversely affecting the financial services industry; the composition and market value of our assets under management; competition in the investment management industry; our investments in foreign companies; our ability to develop and market new investment strategies successfully; our ability to pursue and properly integrate acquired businesses; litigation risks; our ability to retain qualified personnel; our relationships with current and potential customers; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective information systems; our ability to maintain effective cyber security; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2014 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Tiffany B. Kice
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
REVENUES:
Advisory fees:
Asset based	$27,458	$23,929	$22,095
Performance based	1,918	288	3,443
Trust fees	7,921	5,150	5,151
Other, net	14	241	216
Total revenues	37,311	29,608	30,905

EXPENSES:
Employee compensation and benefits	$16,512	$15,309	$12,865
Sales and marketing	496	395	375
Westwood mutual funds	901	827	722
Information technology	1,422	1,037	1,014
Professional services	1,031	2,072	1,189
General and administrative	2,197	1,590	1,384
Total expenses	22,559	21,230	17,549
Income before income taxes	14,752	8,378	13,356
Provision for income taxes	4,957	2,768	4,765
Net income	$9,795	$5,610	$8,591
Other comprehensive income (loss):
Foreign currency translation adjustments	233	(1,388)	332
Total comprehensive income	$10,028	$4,222	$8,923

Earnings per share:
Basic	$1.25	$0.74	$1.14
Diluted	$1.23	$0.71	$1.12

Weighted average shares outstanding:
Basic	7,806,031	7,596,223	7,523,347
Diluted	7,961,406	7,861,090	7,679,032

Economic Earnings	$14,352	$9,416	$11,708
Economic EPS	$1.80	$1.20	$1.52

Dividends declared per share	$0.50	$0.50	$0.44

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Six Months Ended June 30,
	2015	2014
REVENUES:
Advisory fees:
Asset based	$51,387	$42,484
Performance based	2,206	3,806
Trust fees	13,071	10,179
Other, net	255	385
Total revenues	66,919	56,854

EXPENSES:
Employee compensation and benefits	31,821	25,717
Sales and marketing	891	662
Westwood mutual funds	1,728	1,374
Information technology	2,459	1,729
Professional services	3,103	2,571
General and administrative	3,787	2,832
Total expenses	43,789	34,885
Income before income taxes	23,130	21,969
Provision for income taxes	7,725	7,816
Net income	$15,405	$14,153
Other comprehensive loss:
Foreign currency translation adjustments	(1,155)	(22)
Total comprehensive income	$14,250	$14,131

Earnings per share:
Basic	$2.00	$1.89
Diluted	$1.93	$1.82

Weighted average shares outstanding:
Basic	7,701,707	7,499,016
Diluted	7,976,790	7,774,410

Economic Earnings	$23,768	$20,877
Economic EPS	$2.98	$2.69

Dividends declared per share	$1.00	$0.88

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)

	June 30, 2015 (unaudited)	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$22,767	$18,131
Accounts receivable	21,890	14,540
Investments, at fair value	46,195	79,620
Deferred income taxes	4,634	4,060
Other current assets	2,164	2,413
Total current assets	97,650	118,764
Goodwill	22,910	11,255
Deferred income taxes	3,355	3,792
Intangible assets, net	28,977	3,430
Property and equipment, net of accumulated depreciation of $3,030 and $2,720	3,217	2,633
Total assets	$156,109	$139,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,300	$2,334
Dividends payable	4,927	4,868
Compensation and benefits payable	11,091	18,504
Contingent consideration	9,257	—
Income taxes payable	860	1,498
Total current liabilities	29,435	27,204
Accrued dividends	1,144	1,450
Deferred rent	1,179	1,213
Total liabilities	31,758	29,867

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 9,415,560 and outstanding 8,601,754 shares at June 30, 2015; issued 9,010,255 and outstanding 8,308,460 shares at December 31, 2014	94	90
Additional paid-in capital	135,349	119,859
Treasury stock, at cost – 813,806 shares at June 30, 2015; 701,795 shares at December 31, 2014	(35,931)	(29,028)
Accumulated other comprehensive loss	(2,386)	(1,231)
Retained earnings	27,225	20,317
Total stockholders’ equity	124,351	110,007
Total liabilities and stockholders’ equity	$156,109	$139,874

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,405	$14,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	325	288
Amortization of intangible assets	552	180
Unrealized gains on trading investments	(81)	(134)
Stock based compensation expense	7,695	6,468
Deferred income taxes	(612)	2,145
Excess tax benefits from stock based compensation	(1,396)	(1,916)
Net sales of investments – trading securities	33,506	6,927
Changes in operating assets and liabilities:
Accounts receivable	(6,773)	(2,236)
Other current assets	288	919
Accounts payable and accrued liabilities	810	(166)
Compensation and benefits payable	(6,522)	(8,683)
Income taxes payable and prepaid income taxes	1,673	(1,189)
Other liabilities	(18)	(29)
Net cash provided by operating activities	44,852	16,727

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(564)	(302)
Acquisition of Woodway	(24,133)	—
Net cash used in investing activities	(24,697)	(302)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(1,327)	—
Restricted stock returned for payment of taxes	(5,576)	(5,839)
Excess tax benefits from stock based compensation	1,396	1,916
Cash dividends	(8,743)	(7,291)
Net cash used in financing activities	(14,250)	(11,214)
Effect of currency rate changes on cash	(1,269)	(12)
NET INCREASE IN CASH AND CASH EQUIVALENTS	4,636	5,199
Cash and cash equivalents, beginning of period	18,131	10,864
Cash and cash equivalents, end of period	$22,767	$16,063

Supplemental cash flow information:
Cash paid during the period for income taxes	$6,675	$6,978
Common stock issued for acquisition	$5,669	$—
Non-cash accrued contingent consideration	$9,257	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net Income	$9,795	$5,610	$8,591
Add: Stock based compensation expense	4,017	3,678	2,989
Add: Intangible amortization	462	90	90
Add: Tax benefit from goodwill amortization	78	38	38
Economic earnings	$14,352	$9,416	$11,708

Diluted weighted average shares	7,961,406	7,861,090	7,679,032
Economic EPS	$1.80	$1.20	$1.52

	Six Months Ended June 30,
	2015	2014
Net Income	$15,405	$14,153
Add: Stock based compensation expense	7,695	6,468
Add: Intangible amortization	552	180
Add: Tax benefit from goodwill amortization	116	76
Economic earnings	$23,768	$20,877

Diluted weighted average shares	7,976,790	7,774,410
Economic EPS	$2.98	$2.69

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic Earnings per share ("Economic EPS"). We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.